Filed Pursuant to Rule 424(b)(7)

Registration No. 333-187605

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common shares, par value $0.01 per share	14,025,737	$18.27	$256,250,214.99	$34,952.53

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low price of the registrant’s common shares on March 26, 2013, as reported on The NASDAQ Global Select Market.

PROSPECTUS SUPPLEMENT NO. 1

TO PROSPECTUS DATED MARCH 28, 2013

TOWER GROUP INTERNATIONAL, LTD.

14,025,737 Common Shares

This prospectus supplement relates to the resale from time to time, by the selling shareholders named herein, of up to 14,025,737 common shares of Tower Group International, Ltd., par value $0.01 per share, which are referred to herein as Common Shares.

This prospectus supplement amends and supplements, and should be read in conjunction with, the prospectus included in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (Registration No. 333-187605) on March 28, 2013.

We are required to file this prospectus supplement under the terms of a registration rights agreement, dated as of March 13, 2013, with the selling shareholders (the “Registration Rights Agreement”). The registration of the Common Shares to which this prospectus supplement relates does not require the selling shareholders to sell any of our common shares nor does it require us to issue any of our common shares.

We are not selling any common shares under this prospectus supplement and will not receive any proceeds from the sale of Common Shares by the selling shareholders. We have agreed to pay certain registration expenses, other than transfer taxes and brokerage and underwriting discounts and commissions. The selling shareholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale.

The selling shareholders and any agents or broker-dealers that participate with the selling shareholder in the distribution of Common Shares may be deemed to be “underwriters” under the Securities Act of 1933, as amended.

Investing in our common shares involves risk. See “Risk Factors” beginning on page 5 of the accompanying prospectus and under similar headings in the other documents that are filed after the date of the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The selling shareholders and any of their respective permitted transferees (as provided in the Registration Rights Agreement) and successors-in-interest may sell all or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions:

•	on NASDAQ, on which the Common Shares are listed;

•	in the over-the-counter market;

•	otherwise than on these exchanges or systems or in the over-the-counter market;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through privately negotiated transactions;

•	through the settlement of short sales to the extent permitted by law;

•

through put or call options transactions or through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell Common Shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus supplement and the accompanying prospectus.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). If the selling shareholders use underwriters to effectuate the sale of Common Shares, we and the selling shareholders will execute an underwriting agreement with those underwriters at the time of sale of those Common Shares. The obligations of the underwriters to purchase those Common Shares will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the Common Shares offered by such prospectus supplement if any of such Common Shares are purchased. Any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling shareholders may from time to time enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares covered by this prospectus short pursuant to this prospectus and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also engage in derivatives transactions relating to the Common Shares and may sell or deliver shares in connection with those transactions subject to applicable law.

Any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, the purchase price of the Common Shares, any delayed delivery arrangements, any discounts, commissions and other terms constituting underwriters’ compensation and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states such Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to Common Shares.

We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. Subject to certain limitations set forth in the Registration Rights Agreement, we will pay all fees and expenses incident to our registration of the Common Shares pursuant to the Registration Rights Agreement, estimated to be $350,000 in total, and the offering of Common Shares for resale under the registration statement; provided, however, that a selling shareholder will pay all transfer taxes and brokerage and underwriting discounts and selling commissions, if any, attributable to the shares being sold by such selling shareholder. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares we registered on behalf of the selling shareholders pursuant to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part. In addition, there can be no assurance that any selling shareholder will not transfer, devise or gift any of its Common Shares by other means not described in this prospectus supplement.

Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

Selling Shareholders

All of the Common Shares being offered pursuant to this prospectus supplement are being sold by the selling shareholders named below. The selling shareholder may offer all, some or none of its shares of our common stock received in exchange for its units of the Operating Partnership. As such, no estimate can be made of the total number of shares of common stock that are to be offered by the prospectuses or as to the total number of shares of common stock that the selling shareholder will hold after the completion of this offering.

The selling shareholders may be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act.

All information regarding the number of common shares beneficially owned by the selling shareholder named in this prospectus supplement has been provided to us by the selling shareholder.

The information in the table appearing under the caption “Selling Shareholders” in the prospectus is amended by amending the information below with respect to the Selling Shareholders:

Name	Number of Common Shares Beneficially Owned Prior to the Offering	% of Common Shares Beneficially Owned Prior to the Offering	Maximum Number of Common Shares That May Be Offered Hereby	Number of Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)	% of Outstanding Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)

PM Manager Fund SPC - Segregated Portfolio 21 (2)	191,000	*	191,000	—	—

ADAR Investment Fund Ltd. (2)	75,000	*	75,000	—	—

GFS MAP TRUST ADAR (2)	58,000	*	58,000	—	—

LMA SPC - MAP 77 Segregated Portfolio (2)	44,000	*	44,000	—	—

ADAR Enhanced Inv Fund Ltd (2)	32,000	*	32,000	—	—

Apollo Value Investment Master Fund, L.P. (3)	107,500	*	107,500	—	—

Apollo Credit Strategies Master Fund Ltd (3)	107,500	*	107,500	—	—

Armajaro Global Financials Master Fund Limited (4)	10,000	*	10,000	—	—

BHR Master Fund Ltd. (5)	1,958,262	3.4%	1,800,000	158,262		*

BHR OC Master Fund Ltd. (5)	652,754	1.1%	600,000	52,754		*

BlueCrest Multi Strategy Credit Master Fund Limited (6)	200,000	*	200,000	—	—

ROSEMONT OFFSHORE FUND, LTD. (7)	217,914	*	217,914	—	—

GLADWYNE CAPITAL LP (7)	186,842	*	186,842	—	—

Name	Number of Common Shares Beneficially Owned Prior to the Offering	% of Common Shares Beneficially Owned Prior to the Offering	Maximum Number of Common Shares That May Be Offered Hereby	Number of Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)	% of Outstanding Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)

ARDMORE INTERNATIONAL FUND SPC, LTD - CLASS A SEG PORTFOLIO (7)	112,367	*	112,367	—	—

INVESTCORP QUANTITATIVE LONG SHORT GLOBAL EQUITY FUND LIMITED (7)	110,927	*	110,927	—	—

BRYN MAWR CAPITAL LP (7)	96,241	*	96,241	—	—

BRYN MAWR OFFSHORE FUND LTD (7)	57,210	*	57,210	—	—

COMPASS OFFSHORE HTV PCC LTD (7)	44,701	*	44,701	—	—

COMPASS HTV LLC (7)	41,269	*	41,269	—	—

HIGHMARK LIMITED IN RESPECT OF ITS SEGREGATED ACCT HIGHMARK US EQUITIES 3 (7)	39,726	*	39,726	—	—

MFP MANAGERS SPC-BRYN MAWR SEGREGATED PORTFOLIO (7)	25,901	*	25,901	—	—

TER I LLC (7)	16,902	*	16,902	—	—

CR Intrinsic Investments, LLC (8)	775,000	1.4%	775,000	—	—

EJF Financial Services Fund, LP (9)	100,000	*	100,000	—	—

Empyrean Capital Overseas Master Fund, Ltd (10)	1,723,462	3.0%	1,723,462	—	—

Empyrean Capital Fund, LP (10)	676,538	1.2%	676,538	—	—

FBR Capital Markets PT, Inc. (11)(12)	210,737	*	210,737	—	—

Harvest Small Cap Partners Master, Ltd. (13)	350,221	*	350,221	—	—

Harvest Small Cap Partners, LP (13)	274,779	*	274,779	—	—

Financial Institution Partners, L.P. (14)	36,985	*	36,985	—	—

Financial Institution Partners III, L.P. (14)	13,015	*	13,015	—	—

Hudson Bay Master Fund Ltd (15)	215,000	*	215,000	—	—

J. Goldman Master Fund, L.P. (16)	50,000	*	50,000	—	—

Luxor Capital Partners Offshore Master Fund, LP (17)	1,277,395	2.2%	1,277,395	—	—

Luxor Capital Partners, LP (17)	799,111	1.4%	799,111	—	—

Luxor Wavefront, LP (17)	257,173	*	257,173	—	—

OC 19 Master Fund, L.P. - LCG (17)	66,321	*	66,321	—	—

Name	Number of Common Shares Beneficially Owned Prior to the Offering	% of Common Shares Beneficially Owned Prior to the Offering		Maximum Number of Common Shares That May Be Offered Hereby	Number of Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)	% of Outstanding Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)

Monashee Capital Partners LP (18)	50,000		*	50,000	—	—

Moore Equity Strategies, LP (19)	250,000		*	250,000	—	—

MSD Sparrowhawk, L.P. (20)	150,000		*	150,000	—	—

Mutual of America - Small Cap Value Fund (21)	84,160		*	84,160	—	—

Mutual of America - All America Fund (21)	8,650		*	8,650	—	—

Mutual of America Institutional Small Cap Value (21)	3,100		*	3,100	—	—

Archdiocese of Newark Lay Retirement Plan (21)	1,730		*	1,730	—	—

Archdiocese of New York (21)	1,460		*	1,460	—	—

Mutual of America Institutional - All America (21)	560		*	560	—	—

Archdiocese of Newark-Priests Retirement Plan (21)	340		*	340	—	—

Park City Capital Offshore Master, Ltd (22)	5,000		*	5,000	—	—

Park West Investors Master Fund, Limited (23)	206,203		*	206,203	—	—

Park West Partners International, Limited (23)	43,797		*	43,797	—	—

PEAK6 Achievement Master Fund Ltd. (24)	525,000		*	525,000	—	—

Boathouse Row Offshore, Ltd. (25)	461,409		*	372,701	88,708		*

Boathouse Row I, LP (25)	238,895		*	193,029	45,866		*

Boathouse Row Offshore Regatta, Ltd. (25)	168,747		*	94,161	74,586		*

Boathouse Row II, LP (25)	80,561		*	65,109	15,452		*

Prospector Partners Fund, LP (26)	8,600		*	8,600	—	—

Prospector Offshore Fund (Bermuda), Ltd. (26)	3,400		*	3,400	—	—

Prospector Turtle Fund, LP (26)	2,100		*	2,100	—	—

Prospector Partners Small Cap Fund, LP (26)	900		*	900	—	—

Proxima Capital Master Fund, Ltd Youlia Miteva, Portfolio Manager (27)	673,976	1.2%		90,250	583,726	1.0%

Name	Number of Common Shares Beneficially Owned Prior to the Offering	% of Common Shares Beneficially Owned Prior to the Offering		Maximum Number of Common Shares That May Be Offered Hereby	Number of Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)	% of Outstanding Common Shares Beneficially Owned After Sale of All Shares That May Be Offered Hereby(1)

Gencorp Master Retirement Trust (27)	158,795		*	20,500	138,295		*

WHX Pension Plan Trust (27)	109,229		*	14,250	94,979		*

Blackwell Partners LLC (28)	48,000		*	48,000	—	—

Solas Capital Partners, LP (28)	17,000		*	17,000	—	—

Soundpost Capital, LP (29)	10,000		*	10,000	—	—

Capital Ventures International by Heights Capital Mgmt. Its Auth. Agent (30)	215,000		*	215,000	—	—

Talkot Fund, LP (31)	300,000		*	300,000	—	—

O’Connor Global Fundamental Market Neutral Long/Short Master Limited (32)	274,489		*	103,415	171,374		*

O’Connor Global Multi-Strategy Alpha Master Limited (32)	259,146		*	98,255	160,891		*

CL Long/Short Select Master Limited (32)	27,508		*	10,965	16,543		*

O’Connor Global Fundamental Market Neutral Long/Short (Levered) Master (32)	5,897		*	2,365	3,532		*

Whitebox Multi-strategy Partners L.P. (33)	23,669		*	23,669	—	—

Whitebox Long Short Equity Fund (33)	1,331		*	1,331	—	—

*	Less than one percent.

(1)	We do not know when or in what amounts the selling shareholders may offer and sell their common shares. Each selling shareholder might sell all, some or none of the common shares offered by this prospectus supplement and, as a result, we cannot estimate the number of common shares that will be held by the respective selling shareholder after completion of the offering. However, for purposes of this table we have assumed that each selling shareholder will sell the maximum number of common shares offered listed in the table above with respect to such selling shareholder, but not with respect to any other selling shareholder.
(2)	Pursuant to investment management agreements, ADAR Investment Management LLC (“Advisor”) Advisor maintains investment and voting power with respect to the securities held by ADAR Investment Fund Ltd, ADAR Enhanced Inv Fund Ltd and GFS MAP TRUST ADAR. In addition, pursuant to a subadvisory agreement, Advisor maintains investment and voting power with respect to the securities held by PM Manager Fund SPC - Segregated Portfolio 21. Also, pursuant to an investment advisory agreement, Advisor maintains investment and voting power with respect to the securities held by LMA SPC - MAP 77 Segregated Portfolio. Advisor is controlled by Yehuda Blinder.
(3)	Pursuant to an investment management agreement, Apollo ST Fund Management LLC maintains investment and voting power with respect to the securities held by Apollo Credit Strategies Master Fund Ltd. Apollo Capital Management, LP is a sole member-manager of Apollo ST Fund Management LLC, which is a relying adviser. Pursuant to an investment management agreement, Apollo Value Management, L.P. maintains investment and voting power with respect to the securities held by Apollo Value Investment Master Fund, L.P. Apollo Capital Management, LP is a sole member-manager of Apollo Value Management, L.P., which is a relying adviser.
(4)	Pursuant to an investment management agreement, Armajaro Asset Management LLP (“AAM”) maintains investment and voting power with respect to the securities held by Armajaro Global Financials Master Fund Limited. Peter Walters, the authorized trader, controls the voting rights of AAM with respect to these shares.
(5)	Pursuant to an investment management agreement, BHR Capital LLC maintains investment and voting power with respect to the securities held by BHR Master Fund, Ltd and BHR OC Master Fund, Ltd. Michael Thompson controls investment decisions for BHR Capital LLC.
(6)	BlueCrest Multi Strategy Credit Master Fund Limited is the legal and beneficial owner of the securities and controls the voting rights. However, pursuant to an investment management agreement entered into between BlueCrest Multi Strategy Credit Master Fund Limited and BlueCrest Capital Management LLP, BlueCrest Multi Strategy Credit Master Fund Limited has delegated to BlueCrest Capital Management LLP investment and voting power and it has the power to appoint certain of its affiliates or non-affiliates to carry out such investment and/or voting powers with respect to securities held by BlueCrest Multi Strategy Credit Master Fund Limited. BlueCrest Capital Management LLP is ultimately owned by its principals and majority controlled by Michael Platt.
(7)

Pursuant to an investment management agreement, Bryn Mawr Capital Management, Inc. (“BMCM”) maintains investment and voting power with respect to the securities held by ARDMORE INTERNATIONAL FUND SPC, LTD-CLASS A SEG PORTFOLIO (“AIFA”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by AIFA. Bryn Mawr Capital Management, Inc. (“BMCM”) is the General Partner of Bryn Mawr Capital, LP (“BMC,LP”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by BMC,LP. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by BRYN MAWR OFFSHORE FUND LTD (“BMOF”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by BMOF. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by COMPASS HTV LLC (“CHT”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by CHT. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by COMPASS OFFSHORE HTV PCC LTD (“CHTO”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by CHTO. BMCM is the General Partner of Gladwyne Capital, LP (“GLC,LP”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by GLC,LP. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by INVESTCORP QUANTITATIVE LONG SHORT GLOBAL EQUITY FUND LIMITED

(“INV”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by INV. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by HIGHMARK LIMITED IN RESPECT OF ITS SEGREGATED ACCOUNT HIGHMARK US EQUITIES 3 (“HUSE3”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by HUSE3. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by MFP MANAGERS SPC-BRYN MAWR SEGREGATED PORTFOLIO (“MFP”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by MFP. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by ROSEMONT OFFSHORE FUND, LTD. (“ROSE”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by ROSE. Pursuant to an investment management agreement, BMCM maintains investment and voting power with respect to the securities held by TER I LLC (“TER”) and therefore has voting and investment power over the Tower Group International, Ltd. shares beneficially owned by TER.
(8)	Pursuant to an investment management agreement, CR Intrinsic Investors, LLC, a Delaware limited liability company (“CR Intrinsic Investors”), maintains investment and voting power with respect to securities held by CR Intrinsic Investments, LLC, an Anguillan limited liability company (“CR Intrinsic Investments”). Mr. Steven A. Cohen, a United States citizen, controls CR Intrinsic Investors. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each of CR Intrinsic Investors and Mr. Cohen may be deemed to beneficially own the common shares held by CR Intrinsic Investments that are reported herein. Each of CR Intrinsic Investors and Mr. Cohen disclaims beneficial ownership of such securities.
(9)	The investor is EJF Financial Services Fund, LP (the “EJF Financial Services”). EJF Capital LLC (“EJF”) is the sole member of EJF Financial Services GP, LLC, which is the general partner of EJF Financial Services. Emanuel J. Friedman is the Chief Executive Officer of EJF, and therefore has voting and investment power over the shares beneficially owned by EJF Financial Services.
(10)	Empyrean Capital Partners, LP is the investment manager for both Empyrean Capital Fund, LP and Empyrean Capital Overseas Master Fund, Ltd. Empyrean Associates, LLC is the general partner of Empyrean Capital Fund, LP, and the managing members of Empyrean Associates, LLC are Amos Meron and Michael Price. Empyrean Capital, LLC is the general partner of Empyrean Capital Partners, LP, and the managing members of Empyrean Capital, LLC are Amos Meron and Michael Price.
(11)	FBR Capital Markets PT, Inc. (“FBR PT”) is a wholly owned subsidiary of FBR & Co. FBR PT maintains investment and voting power with respect to the securities held by FBR PT.
(12)	FBR Capital Markets & Co., an indirect, wholly-owned subsidiary of FBR & Co., acted as a placement agent in connection with the sale by Canopius Group Limited of all of the outstanding common shares of Canopius Holdings Bermuda Limited (predecessor-in-interest to Tower Group International, Ltd.) in the private placement transaction described in the accompanying prospectus.
(13)	Harvest Capital Strategies LLC is the general partner of Harvest Small Cap Partners, L.P. Jeffrey Osher is the portfolio manager of Harvest Small Cap Partners, L.P and has voting and investment discretion over the shares. Harvest Capital Strategies LLC is the Investment Manager of Harvest Small Cap Partners Master, Ltd. Jeffrey Osher is the portfolio manager of Harvest Small Cap Partners Master, Ltd. and has voting and investment discretion over the shares.
(14)	Pursuant to an investment management agreement, Hovde Capital Advisors LLC maintains investment and voting power with respect to the securities held by Financial Institution Partners, L.P., which beneficially owns 36,985 shares of the Common Shares, and Financial Institution Partners III, L.P., which beneficially owns 13,015 shares of the Common Shares. Eric D. Hovde, Jason A. Swanson, Richard J. Perry, Jr. and Jeffrey A. Kashdin control Hovde Capital Advisors LLC.
(15)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(16)	Pursuant to an investment management agreement, J. Goldman & Co LP maintains investment and voting power with respect to the securities held by J. Goldman Master Fund LP. Jay G. Goldman controls J. Goldman & Co LP.
(17)	Luxor Capital Group, LP acts as the investment manager of Luxor Capital Partners, LP. Luxor Management, LLC is the general partner of Luxor Capital Group, LP. Christian Leone is the managing member of Luxor Management, LLC. LCG Holdings, LLC is the general partner of Luxor Capital Partners, LP. Mr. Leone is the managing member of LCG Holdings, LLC. Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone are deemed to have shared voting and dispositive power over the securities held by Luxor Capital Partners, LP. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 29th Floor, New York City, New York 10036. Luxor Capital Group, LP acts as the investment manager of Luxor Capital Partners Offshore Master Fund, LP. Luxor Management, LLC is the general partner of Luxor Capital Group, LP. Christian Leone is the managing member of Luxor Management, LLC. LCG Holdings, LLC is the general partner of Luxor Capital Partners Offshore Master Fund, LP. Mr. Leone is the managing member of LCG Holdings, LLC. Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone are deemed to have shared voting and dispositive power over the securities held by Luxor Capital Partners Offshore Master Fund, LP. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 29th Floor, New York City, New York 10036. Luxor Capital Group, LP acts as the investment manager of Luxor Wavefront, LP. Luxor Management, LLC is the general partner of Luxor Capital Group, LP. Christian Leone is the managing member of Luxor Management, LLC. LCG Holdings, LLC is the general partner of Luxor Wavefront, LP. Mr. Leone is the managing member of LCG Holdings, LLC. Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone are deemed to have shared voting and dispositive power over the securities held by Luxor Wavefront, LP. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 29th Floor, New York City, New York 10036. Luxor Capital Group, LP acts as the investment manager of OC 19 Master Fund, L.P.-LCG. Luxor Management, LLC is the general partner of Luxor Capital Group, LP. Christian Leone is the managing member of Luxor Management, LLC. Luxor Capital Group, LP, Luxor Management, LLC and Christian Leone are deemed to have shared voting and dispositive power over the securities held by OC 19 Master Fund, L.P.-LCG. The address of Luxor Capital Group, LP is 1114 Avenue of the Americas, 29th Floor, New York City, New York 10036.
(18)	GID is the general partner of GID Hedge Fund Holdings II LLC, which in turn is the managing member of Monashee Capital GP LLC, which in turn is the general partner of Monashee Capital Partners LP. Brian O’Herlihy is the managing member of GID and therefore has voting and investment power over the shares beneficially owned by Monashee Capital Partners LP. Pursuant to an investment management agreement, Monashee Investment Management LLC maintains investment and voting power with respect to the securities held by Monashee Capital Partners LP. Jerry Coughlan and Tom Wynn control Monashee Investment Management LLC.
(19)	Moore Equity Strategies, LP (“MES”), a Bahamian exempted Limited Partnership. Moore Capital Management, LP is the discretionary investment manager for MES. Louis M. Bacon controls the General Partners of MES and Moore Capital Management, LP and has the power to exercise voting or dispositive power over the shares owned by MES. Mr. Bacon may be deemed to be the beneficial owner of the aggregate shares held of record or beneficially owned by MES.
(20)	MSD Capital, L.P. is the general partner of MSD Sparrowhawk, L.P. and may be deemed to have or share voting and dispositive power over, and/or beneficially own, the common shares held by MSD Sparrowhawk, L.P. MSD Capital Management LLC is the general partner of MSD Capital, L.P. and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the common shares beneficially owned by MSD Capital, L.P. Michael S. Dell is the controlling member of, and may be deemed to beneficially own the common shares beneficially owned by, MSD Capital Management. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of MSD Capital Management LLC and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the common shares beneficially owned by MSD Capital Management LLC. Each of Mr. Dell, Mr. Fuhrman, Mr. Phelan and Mr. Lisker disclaim beneficial ownership of such common shares, except to the extent of the pecuniary interest of such person in such shares.

(21)	Mutual of America Capital Management Corporation (“Capital Management”), an investment adviser registered under the Investment Advisers Act of 1940, submits this email in response to your request for certain information relating to common shares purchased by Capital Management in Tower Group International, Ltd. Capital Management is wholly owned by Mutual of America Holding Company, which, in turn, is wholly owned by Mutual of America Life Insurance Company (“Mutual of America”). MoAIC is a registered investment company, the shares of which are made available solely to the separate accounts available through Mutual of America’s variable annuity and life insurance contracts. Capital Management is the investment adviser to MoAIC. The shares of the respective funds of MoAIC are owned by Mutual of America through its various separate accounts. Mutual of America is a mutual insurance company that has no shareholders. However, under current SEC requirements, voting rights, when appropriate, are passed through to contractholders and participants under Mutual of America’s variable contracts. MoAIF is a registered investment company the shares of which are made available to endowments, foundations, corporations, municipalities, or other public entities and other institutions. The funds of MoAIF are not made available to individuals, nor are they made available to separate accounts of annuity or insurance contracts. Capital Management is the investment adviser to MoAIF. MoAIF’s shareholders control all shareholder voting issues in regard to that fund company, by having the right to vote their shares in the funds of MoAIF directly. The Archdiocese of New York, the Roman Catholic Archdiocese of Newark Pension Plan (Lay Plan), and the Roman Catholic Archdiocese of Newark Pension Plan (Priests Plan) are direct clients of Capital Management, which manages the respective portfolios pursuant to an investment advisory agreement with each entity. Under the respective investment advisory agreements, Capital Management, unless otherwise instructed in writing by the respective client, has the authority to exercise its sole discretion with respect to proxies and other communications requiring discretionary action by the client of securities held in the client’s account (except in the case of potential conflicts of interest, where Capital Management may elect to forward such proxies or communications to the respective client or its designated agent). Capital Management will vote proxies consistent with the standards established by it from time to time, as applicable.
(22)	Pursuant to an investment management agreement, Park City Capital, LLC maintains investment and voting power with respect to the securities held by Park City Capital Offshore Master, Ltd. Michael Fox controls Park City Capital, LLC.
(23)	Pursuant to an investment management agreement, Park West Asset Management LLC (“PWAM”) is the investment manager to Park West Investors Master Fund, Limited, a Cayman Islands exempted company (“PWIMF”). PWAM, as the investment manager, has voting power with respect to the securities held by PWIMF. Peter S. Park is the sole member and manager of PWAM. PWAM is also the investment manager to Park West Partners International, Limited, a Cayman Islands exempted company (“PWPI”). PWAM, as the investment manager, has voting power with respect to the securities held by PWPI. Peter S. Park is the sole member and manager of PWAM.
(24)	PEAK6 Achievement Master Fund Ltd. is owned by PEAK6 Achievement Fund LLC and PEAK6 Achievement Fund Ltd. The investment manager of the Fund is PEAK6 Advisors LLC and, in its capacity as such, it has general investment decision making authority. PEAK6 Advisors LLC is managed by a board of managers consisting of Matt Hulsizer and Joseph Scoby.
(25)	Philadelphia Financial Management of San Francisco, LLC (“PFM LLC”) is the general partner of Boathouse Row I LP and Boathouse Row II, LP. Jordan Hymowitz is the managing member of PFM LLC and therefore has voting and investment power over the shares beneficially owned by Boathouse Row I LP and Boathouse Row II, LP . Pursuant to an limited partnership agreement, PFM LLC maintains investment and voting power with respect to the securities held by Boathouse Row I LP and Boathouse Row II, LP. Jordan Hymowitz controls PFM LLC. In addition, PFM LLC is the investment advisor of Boathouse Row Offshore Ltd and Boathouse Row Offshore Regatta Ltd. Jordan Hymowitz is the managing member of PFM LLC and therefore has voting and investment power over the shares beneficially owned by Boathouse Row Offshore Ltd and Boathouse Row Offshore Regatta Ltd. Pursuant to an investment management agreement, PFM LLC maintains investment and voting power with respect to the securities held by Boathouse Row Offshore Ltd and Boathouse Row Offshore Regatta Ltd. As noted above, Jordan Hymowitz controls PFM LLC.
(26)	Pursuant to an investment management agreement, Prospector Partners, LLC maintains investment and voting power with respect to the Tower Group International, Ltd. securities held by the above referenced funds. John D. Gillespie is the managing member of Prospector Partners, LLC.
(27)	Proxima Capital Management, LLC is the Investment Advisor for Proxima Capital Master Fund, Ltd., WHX Pension Plan Trust, and Gencorp Master Retirement Trust. Proxima Capital Management, LLC therefore has voting and investment power over the 1,050,689 shares held by the three accounts listed above.

(28)	Pursuant to an investment management agreement, Solas Capital Management, LLC (the “Investment Adviser”) maintains investment and voting power with respect to the securities held by Blackwell Partners, LLC. Tucker Golden controls the Investment Adviser. Solas Capital, LLC is the general partner of Solas Capital Partners, LP (the “Partnership”). Solas Capital Management, LLC is the Investment Adviser of the Partnership. Tucker Golden is the managing member of both the general partner and the Investment Adviser and therefore has voting and investment power over the shares beneficially owned by the Partnership.
(29)	Soundpost Advisors, LLC is the general partner of Soundpost Capital, LP. Jaime Lester is the managing member of Soundpost Advisors, LLC and therefore has voting and investment power over the shares beneficially owned by Soundpost Capital, LP. Pursuant to an investment management agreement, Soundpost Advisors, LLC maintains investment and voting power with respect to the securities held by Soundpost Capital, LP. Jaime Lester controls Soundpost Advisors, LLC.
(30)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.
(31)	Pursuant to an investment management agreement, Talkot Capital, LLC maintains investment and voting power with respect to the securities held by Talkot Fund, L.P. Thomas B. Akin controls Talkot Capital, LLC.
(32)	CL Long/Short Select Master Limited, O’Connor Global Fundamental Market Neutral Long/Short Master Limited, O’Connor Global Fundamental Market Neutral Long/Short (Levered) Master Limited and O’Connor Global Multi-Strategy Alpha Master Limited (collectively, the “Funds”) are funds which cede investment control to UBS O’Connor LLC, their investment manager. UBS O’Connor LLC makes all of the investment and voting decisions with respect to the Funds. UBS O’Connor LLC is a wholly-owned subsidiary of UBS AG, a company whose securities are listed on the New York Stock Exchange.
(33)	Whitebox Advisors, LLC is the Managing Member of Whitebox Multi-Strategy Advisors, LLC, which is the General Partner of Whitebox Multi-Strategy Partners, LP. Whitebox Advisors, LLC is the managing member of Whitebox Multi-Strategy Advisors, LLC and therefore has voting and investment power over the shares beneficially owned by Whitebox Multi-Strategy Partners, LP. Whitebox Long Short Equity Fund is an open ended investment company registered under the Investment Company Act of 1940. Whitebox Advisors, LLC is the investment advisor to the Fund and maintains investment and voting power with respect to the securities held by the Fund.

The date of this prospectus supplement is March 28, 2013